Exhibit 10.1

REORGANIZATION AGREEMENT

This REORGANIZATION AGREEMENT dated as of June 13, 2012 (this “Agreement”) is by and between Truli Media Group, LLC, a Delaware limited liability company  (“Truli LLC”), and Truli Media Group, Inc. (“TRULI INC.”) an Oklahoma Corporation.   Truli LLC and TRULI INC. are collectively referred to herein as the “Parties”.

WHEREAS, the board of directors of TRULI INC. and the managers of Truli LLC have approved the acquisition of Truli LLC by TRULI INC. (the “Acquisition”) upon the terms, and subject to the conditions, set forth in this Agreement;

WHEREAS, it is intended that, for federal income tax purposes, the Acquisition shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated there under (the “Code”); and

WHEREAS, Truli LLC and TRULI INC. desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

WHEREAS, TRULI INC. desires to acquire 100% of the membership interest of Truli LLC;

WHEREAS, Upon completion of the acquisition, TRULI INC. desires to engage Michael Jay Solomon (“Solomon”) and Solomon Entertainment Enterprises, LLC, a Delaware limited liability company (“Solomon Entertainment”) pursuant to the terms of a Management Agreement;

AND WHEREAS, the Boards of Directors of TRULI INC. and Truli LLC deem it advisable and in their best interests (i) that the members of Truli LLC acquire a 37% interest in the securities of TRULI INC., (ii) that Solomon Family Trust dated December 21, 1989 (“Solomon Trust”) as directed by Solomon Entertainment acquire a 37% interest in the securities of TRULI INC. in consideration for the Management Agreement; and (iii) TRULI INC. acquire a 100% controlling interest in the securities of Truli LLC, all in accordance with the terms and conditions of this Reorganization Agreement.

NOW, THEREFORE, the parties hereto make the following promises, covenants, representations, warranties and agreements:

1.

Pre-Closing Actions of TRULI INC.  Either prior to or immediately upon execution of this Agreement and prior to the Closing Date as set forth herein, TRULI INC. shall undertake the following actions:

(a)

The Board of Directors of TRULI INC. shall unanimously approve and deliver to Cutler Law Group (the "Escrow Agent") in escrow resolutions with respect to (a) approving the Transactions set forth herein; (b) increasing or directing the size of the Board of Directors to be at least one member; (c) electing Michael Jay Solomon to the Board of Directors.

(b)

TRULI INC. shall prepare and deliver to counsel for Truli LLC for review a Form 8-K filing which reflects the transactions contemplated by this Agreement, as required to be filed with the Securities and Exchange Commission (the “Commission”) on the Closing Date (defined below)

(c)

TRULI INC. shall take such actions as are required such that at Closing there shall be a total of no more than 13,000,000 shares of common stock issued and outstanding, with the understanding that the shares issued to IACE Investments Two, Inc. do not constitute part of the count for these purposes as these shares are being cancelled subsequent to the Closing under agreement.

(d)

TRULI INC. shall issue and deliver to the Escrow Agent a total of 37,000,000 shares of common stock of TRULI INC. (which at the time of Closing will reflect at least 74% of the fully diluted issued and outstanding common stock of TRULI INC.) for delivery (i) 18,500,000 shares to members of Truli LLC at Closing and (ii) 18,500,000 shares to Solomon Trust as directed by Solomon Entertainment at Closing (the "Escrowed TRULI INC. Shares").

(e)

TRULI INC. will deliver letters of resignation of James A. Ditanna, as the sole officer and director of TRULI INC. to be effective at the Closing Date, however, subject to the effectiveness of a Schedule 14F-1 Information Statement to be filed with the Securities and Exchange Commission immediately upon the closing of this Agreement;

(f)

TRULI INC. shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

2.

Pre-Closing Actions of Truli LLC.  Immediately upon execution of this Agreement and prior to the Closing Date as set forth herein, Truli LLC shall undertake the following actions:

(a)

Truli LLC shall cause its Board of Managers to execute and deliver resolutions approving the Transactions set forth herein.  Truli LLC shall cause its shareholders to execute and deliver resolutions approving the Transactions set forth herein.

(b)

Truli LLC shall deliver to Cutler Law Group as Escrow (the “Escrow Agent”) limited liability company interests which represents 100% of the equity of Truli LLC, for delivery to TRULI INC. at Closing (the "Escrowed Truli LLC Shares").

(c)

Truli LLC shall complete an audit of its financial statements for the two fiscal years ended 2011, and any interim or other financial statements required for inclusion in the Form 8-K filing to be completed at Closing (the “Truli LLC Financial Statements”).

(d)

Truli LLC shall cooperate with its reasonable best efforts to assist TRULI INC. to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

3.

Conditions to Closing.  The parties' obligation to close the proposed Acquisition will be subject to specified conditions precedent including, but not limited to, the following:

(a)

The representations and warranties of Truli LLC as set forth in Section 6 herein shall remain accurate as of the Closing Date and no material adverse change in the business of Truli LLC shall have occurred.

(b)

The representations and warranties of TRULI INC. as set forth in Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business of TRULI INC. shall have occurred.

(c)

All the documents necessary to be filed with local, state and federal authorities, including without limitation the Form 8-K, are prepared.

(d)

TRULI INC. shall have provided the board and shareholder resolutions and any other approval required to complete the board election.

(e)

Truli LLC shall have completed and delivered its audited financial statements in a form as required to complete and file the Form 8-K at Closing.

(e)

TRULI INC. shall retain its good standing as a publicly company quoted on the OTCBB under the current symbol "SARY", which the parties contemplate will change to a new symbol once regulatory approval is received.

4.

At and subsequent to the Closing.

(a)

At the Closing, Cutler Law Group shall release from escrow letters of resignation and the TRULI INC. Board Resolutions effectuating the election of Michael Jay Solomon to the Board of Directors.

(b)

At the Closing, Cutler Law Group shall deliver the Escrowed TRULI INC. Shares to Truli LLC for delivery to members of Truli LLC and to Solomon Trust.

(c)

At the Closing, Cutler Law Group shall deliver the Escrowed Truli LLC Shares to TRULI INC.

(d)

At the Closing, the existing officers of TRULI INC. shall resign and be replaced by those officers appointed by the new Board of Directors.

(e)

Immediately subsequent to the Closing, the combined entities will file the Form 8-K required for the transactions contemplated by this Agreement.

5.

Timing of Closing.  The Closing shall occur on June 13, 2012, at 10:00 o’clock p.m., regardless of the Escrow Agent being in receipt of the items described above, whereby the records of the parties shall reflect this Closing and the respective equity ownership as provided for herein.

6.

Representations of Truli LLC.  Except as set forth in the Truli LLC Financial Statements delivered as set forth in Section 2(c) above, Truli LLC represents and warrants as follows:

(a)

Ownership of Shares.  As of the Closing Date, TRULI INC. will become the record and beneficial owner of the Escrowed Truli LLC Shares.  The Escrowed Truli LLC Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws.  The Escrowed Truli LLC Shares shall reflect 100% of the ownership equity of Truli LLC.

(b)

Fully paid and Nonassessable.  The Escrowed Truli LLC Shares constitute duly and validly issued ownership interests of Truli LLC, and are fully paid and nonassessable, and Truli LLC further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

(c)

Organization of Truli LLC; Authorization.  Truli LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Truli LLC is qualified to do business in the State of California.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of Truli LLC; enforceable against it in accordance with its terms.  Truli LLC has no subsidiaries.

(d)

Capitalization.  All of the issued and outstanding membership interests of Truli LLC are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of any of Truli LLC obligating such entity to issue any additional shares of common or preferred stock, any ownership interest or any of its securities of any kind.

 (e)

No Conflict as to Truli LLC.  Neither the execution and delivery of this Agreement nor the consummation of the exchange of the Escrowed Truli LLC Shares will (a) violate any provision of the membership agreement or by-laws (or other governing instrument) of Truli LLC or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Truli LLC under, any material agreement or commitment to which Truli LLC is a party or by which its property or assets is bound, or to which any of the property or assets of Truli LLC is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Truli LLC except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of Truli LLC.

(f)

Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Truli LLC in connection with the execution, delivery and performance of this Agreement by Truli LLC or the consummation of the sale of the Escrowed Truli LLC Shares.

(g)

Other Consents. No consent of any Person is required to be obtained by Truli LLC to the execution, delivery and performance of this Agreement or the consummation of the sale of the Escrowed Truli LLC Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Truli LLC as a whole.

(h)

Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving Truli LLC which is likely to have a material adverse effect on the business or financial condition of Truli LLC as a whole, or which questions or challenges the validity of this Agreement.  Truli LLC is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Truli LLC as a whole.

(i)

Absence of Certain Changes. Truli LLC has not:

1.

suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2.

made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3.

other than the Truli LLC Escrowed Shares, issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

4.

organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

5.

borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

6.

paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

7.

prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

8.

cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

9.

disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

10.

sold, transferred or otherwise disposed of any material assets, including without limitation technology and intangible assets;

11.

granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

(j)

Compliance with Law. The operations of Truli LLC have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Truli LLC as a whole.  Truli LLC has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations.  Truli LLC has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals.  All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(k)

Title to Properties.  Truli LLC owns all the material properties and assets that it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Truli LLC Financial Statements.  All properties and assets, including without limitation technology and intangible assets, are free and clear of all material encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Truli LLC Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of such financial statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Truli LLC as a whole and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due.  The properties and assets of Truli LLC include all rights, properties and other assets necessary to permit Truli LLC to conduct business in all material respects in the same manner as it is conducted on the date of this Agreement.

7.

Representations of TRULI INC. TRULI INC. for its respective rights and interests represents and warrants as follows:

(a)

Organization; Authorization.  TRULI INC. is a corporation duly organized, validly existing and in good standing under the laws of Oklahoma with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of TRULI INC. and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms.  TRULI INC. has one subsidiary under the name of SA Recovery Corp.

(b)

Capitalization.  The authorized capital stock of TRULI INC. consists of 495,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock, authorized.  As of the date of this Agreement, TRULI INC. has approximately 31,073,593 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  As of the Closing Date, TRULI INC. shall have no more than 13,000,000 shares of common stock outstanding (not including the TRULI INC. Escrowed Shares).  TRULI INC. herein discloses that there have been claims for additional stock from alleged investors for additional shares of stock they were to receive prior to AMS Health Services, Inc.’s bankruptcy in 2008.  TRULI INC. has disregarded those claims under the belief that any such claims were provided for in the Plan of Reorganization as adjudicated by the Bankruptcy Court. There have been no litigation of any such claims, nor have same been threatened.  No shares have otherwise been registered under state or federal securities laws.  As of the Closing Date, all of the issued and outstanding shares of common stock of TRULI INC. are validly issued, fully paid and non-assessable and, there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of TRULI INC. obligating any of TRULI INC. to issue any additional shares of common or preferred stock or any of its securities of any kind, except for such shares or securities called for in this Agreement.  The Common Stock of TRULI INC. is presently quoted on the over-the-counter bulletin board under the symbol “TRULI INC.”.  TRULI INC. is current in all of its required filings with the US Securities and Exchange Commission.  Upon consummation of this Agreement TRULI INC. is not a “shell” corporation as defined by Rule 405 promulgated by the US Securities and Exchange Commission.

(c)

No Conflict as to TRULI INC. and Subsidiaries.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of the articles of incorporation or organization of TRULI INC. or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any of TRULI INC. or any of its Subsidiaries under, any material agreement or commitment to which any of TRULI INC., any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of TRULI INC. or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to TRULI INC. or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of  TRULI INC. and its subsidiaries, taken as a whole.

(d)

Consents and Approvals of Governmental Authorities. Except with respect to a Form 8-K filing with the US Securities and Exchange Commission, as well as a 14C Information Statement to complete an increase in authorized stock and a name change, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by TRULI INC. in connection with the execution, delivery and performance of this Agreement by TRULI INC. or the consummation of the transactions contemplated herein.  TRULI INC., through the initial Form 10 filing by the former SA Recovery Corp. are still subject to comment and review by the Securities and Exchange Commission with respect to its initial Form 10 filing.

(e)

Other Consents. No consent of any Person is required to be obtained by TRULI INC. to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of TRULI INC..

 (f)

Litigation.  There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving TRULI INC. or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of TRULI INC. and any of its Subsidiaries, taken as whole, or which would require a payment by TRULI INC. or its subsidiaries in excess of $10,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither TRULI INC. nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of TRULI INC. or any of its Subsidiaries, taken as a whole, or which would require a payment by TRULI INC. or its Subsidiaries in excess of $10,000 in the aggregate.

(g)

Absence of Certain Changes. Neither  TRULI INC. nor any of its Subsidiaries has:

1.

suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of  TRULI INC. and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2.

not made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3.

paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

4.

prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

5.

cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

6.

disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

7.

granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

8.

purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

9.

written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of  $2,000;

10.

written down or been required to write down any inventory in an aggregate amount in excess of  $ 2,000;

11.

entered into any collective bargaining or union contract or agreement; or

12.

other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of TRULI INC. and their subsidiaries taken as a whole.

 (h)

Compliance with Law. The operations of TRULI INC. and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of TRULI INC. and its Subsidiaries, taken as a whole, or which would not require a payment by TRULI INC. or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither TRULI INC. nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations.  TRULI INC. and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

8.

Notices.  Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to Truli LLC:

Truli Media Group, LLC

1174 N. Hillcrest Road

Beverly Hills, CA 90210

Attn:  Michael Jay Solomon

Telephone:  (310) 274-0224

Facsimile:  (310) 274-2252

With a copy to:

Cutler Law Group

3355 West Alabama, Suite 1150

Houston, TX 77098

Attn:  M. Richard Cutler

Telephone:  (713) 888-0040

Facsimile:  (800) 836-0714

If to TRULI INC.:

John Heskett

HESKETT & HESKETT

501 South Johnstone, Suite 501

Bartlesville, Oklahoma 74003

(918) 336-1773 Telephone

(918) 336-3152 Facsimile

jheskett@hesklaw.com

With copy to:

c/o Randall J. Lanham, Esq.

28562 Oso Parkway

Unit D

Rancho Santa Margarita, CA 92688

Telephone: (949) 858-6773

Facsimile:  (949) 858-6774

11.

Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

12.

Choice of Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma, and the parties submit to the exclusive jurisdiction of the courts of Oklahoma in respect of all disputes arising hereunder.

13.

Counterparts.  This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

14.

Confidential Information.  Each of Truli LLC and TRULI INC. hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other’s business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively “Confidential Information”).  Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other.  Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party’s agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement.  Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

15.

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

16.

Costs and Expenses.  Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party.  The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

17.

Attorney’s Fees.  Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney’s Fees and Costs.

18.

Finders.  Truli LLC and TRULI INC. represents and warrants that there are no finders or other parties which have represented Truli LLC or TRULI INC. in connection with this transaction which have not received appropriate compensation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For and on behalf of:

Truly Media Group, LLC,

A Delaware limited liability company

By:

__________________________

Michael Jay Solomon

President and Chief Executive Officer

For and on behalf of:

Truli Media Group, Inc.

An Oklahoma corporation

By:

____________________________

James A. Ditanna

Chief Executive Officer